SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                        -------------------------------

                        Date of Report (Date of earliest
                       event reported) February 21, 1995


                          Community Bank System, Inc.
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             (Exact name of registrant as specified in its charter)

      Delaware                 0-11716                    16-1213679
- -------------------    -----------------------     ---------------------------
     (State of         (Commission File Number)          (IRS Employer
   incorporation)                                     Identification No.)


5790 Widewaters Parkway, Dewitt, New York                    13214
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(Address of principal executive offices)                   (Zip Code)


                                 (315) 445-2282
                      ----------------------------------
                        (Registrant's telephone number,
                              including area code)


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         (Former name or former address, if changed since last report)

                           Exhibit Index is on Page 7

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Items 1-4.  Not Applicable.

Item 5.     Other Events.

     On February 21, 1995, the Board of Directors of Community Bank System, Inc., a Delaware corporation (the "Company"), declared a dividend payable February 24, 1995 of one right (a "Right") for each outstanding share of common stock, par value $1.25 per share ("Common Stock"), of the Company held of record at the close of business on February 21, 1995 (the "Record Time"), or issued thereafter and prior to the Separation Time (as hereinafter defined). The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of February 21, 1995 (the "Rights Agreement"), between the Company and Community Bank, National Association, a national banking association, as Rights Agent (the "Rights Agent"). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one share of Common Stock for $85.00 (the "Exercise Price"), subject to adjustment.

     The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the "Separation Time") (i) the tenth day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) (other than the Company, a majority-owned subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned subsidiary of the Company) commences a tender or exchange offer which, if consummated, would result in such Person's becoming the Beneficial Owner of 15% or more of the outstanding shares of Common Stock (any Person having such Beneficial Ownership being referred to as an "Acquiring Person") and (ii) the first date (the "Flip-in Date") of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, other than as a result of a Flip-over Transaction or Event (as defined below); provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed never to have been made. The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Common Stock at the Separation Time.

     The Rights will not be exercisable until the Business Day (as defined in the Rights

Agreement) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on February 21, 2005 and (iii) the date on which the Rights are redeemed as described below (in any such case, the "Expiration Time").

     The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

     In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price, on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

     In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions on or after the Stock Acquisition Date in which, directly or indirectly, (A) the Company shall consolidate or merge with any other Person or (B) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert or (C) any Acquiring Person shall (i) obtain, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of the Company or any of its

Subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of the Company or any of its Subsidiaries (in each case other than as part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution), (ii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets (x) having an aggregate fair market value of more than $15,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (iii) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (iv) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $5,000,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $5,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with a third party, or (D) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person is increased by more than 1%, then the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person (a "Flip-over Transaction or Event").

     The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 8500 (initially $.01 per Right) (the "Redemption Price"), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

     The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights will not prevent a takeover of the Company. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders on or prior to the Flip-in Date, because the Rights can be redeemed before the consummation of such transaction.

     As of February 21, 1995 there were 2,788,150 shares of Common Stock issued (of which all shares were outstanding and no shares were held in treasury). As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

     The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 6.    Not Applicable.

Item 7.    Exhibits.

     (4) Rights Agreement, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise.

    (28)  Press release, dated February 21, 1995, issued by the Company.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             COMMUNITY BANK SYSTEM, INC.



                                             By  /s/ SANFORD A. BELDEN
                                                 -------------------------
                                                 Name:   Sanford A. Belden
                                                 Title:  President and CEO

Date:  February 27, 1995

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                                 EXHIBIT INDEX


                                                                 Sequentially
Exhibit No.      Description                                     Numbered Page
- -----------      -----------                                     -------------

     (4) Stockholder Protection Rights Agreement, dated as of February 21, 1995 (the "Rights Agreement"), between Community Bank System, Inc. (the "Company") and Community Bank, National Association, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise.

    (28)         Press release, dated February 21, 1995,
                 issued by the Company.